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COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                 AS OF AND FOR THE      AS OF AND FOR THE       AS OF AND FOR THE
                                                                 THREE MONTHS ENDED     SIX MONTHS ENDED        THREE MONTHS ENDED
                                                                     JUNE 30,              JUNE 30,                 MARCH 31,
                                                                 ------------------------------------------------------------------
                                                                   2002        2001        2002        2001        2002       2001
                                                                 --------    --------    --------    --------    --------    -------
Net income before income taxes                                   $16,759     $11,534     $31,795     $22,546     $15,036     $11,012
Add:  fixed charges                                               19,342      30,857      38,455      63,155      19,114      32,298
                                                                 -------     -------     -------     -------     -------     -------

Earnings including interest expense on deposits (A)              $36,101     $42,391     $70,250     $85,701     $34,150     $43,310
Less:  interest expense on deposits                               17,459      26,335      34,530      52,972      17,071      26,637
                                                                 -------     -------     -------     -------     -------     -------

Earnings excluding interest expense on deposits (B)              $18,642     $16,056     $35,720     $32,729     $17,079     $16,673
                                                                 -------     -------     -------     -------     -------     -------
                                                                 -------     -------     -------     -------     -------     -------

Fixed charges:
    Interest expense on deposits                                 $17,459     $26,335     $34,530     $52,972     $17,071     $26,637
    Interest expense on short-term and long-term borrowings        1,700       4,291       3,568       9,742       1,868       5,451
    Interest component of rental expense                             183         231         357         441         175         210
                                                                 -------     -------     -------     -------     -------     -------

Fixed charges including interest expense on deposits (C)         $19,342     $30,857     $38,455     $63,155     $19,114     $32,298
Less:  interest expense on deposits                               17,459      26,335      34,530      52,972      17,071      26,637
                                                                 -------     -------     -------     -------     -------     -------

Fixed charges excluding interest expense on deposits (D)         $ 1,883     $ 4,522     $ 3,925     $10,183     $ 2,043     $ 5,661
                                                                 -------     -------     -------     -------     -------     -------
                                                                 -------     -------     -------     -------     -------     -------

Rental expense, net (1)                                          $   548     $   693     $ 1,072     $ 1,323     $   524     $   630
Interest component of rental expense                                 183         231         357         441         175         210

Ratio of earnings to fixed charges:
    Including interest on deposits ((A)/(C))                        1.87        1.37        1.83        1.36        1.79        1.34
    Excluding interest on deposits ((B)/(D))                        9.90        3.55        9.10        3.21        8.36        2.95
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(1) Net of building rental income



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                                                                                AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------------------------
                                                                          2001         2000         1999         1998         1997
                                                                        --------     --------     --------     --------     --------
Net income before income taxes                                          $ 25,580     $ 35,147     $ 41,649     $ 33,568     $ 29,027
Add:  fixed charges                                                      112,600      122,428       95,268       80,117       74,194
                                                                        --------     --------     --------     --------     --------

Earnings including interest expense on deposits (A)                     $138,180     $157,575     $136,917     $113,685     $103,221
Less:  interest expense on deposits                                       95,591       98,071       80,623       71,185       69,714
                                                                        --------     --------     --------     --------     --------

Earnings excluding interest expense on deposits (B)                     $ 42,589     $ 59,504     $ 56,294     $ 42,500     $ 33,507
                                                                        --------     --------     --------     --------     --------
                                                                        --------     --------     --------     --------     --------

Fixed charges:
    Interest expense on deposits                                        $ 95,591     $ 98,071     $ 80,623     $ 71,185     $ 69,714
    Interest expense on short-term and long-term borrowings               16,291       23,156       13,507        8,129        4,041
    Interest component of rental expense                                     718        1,201        1,138          803          439
                                                                        --------     --------     --------     --------     --------

Fixed charges including interest expense on deposits (C)                $112,600     $122,428     $ 95,268     $ 80,117     $ 74,194
Less:  interest expense on deposits                                       95,591       98,071       80,623       71,185       69,714
                                                                        --------     --------     --------     --------     --------

Fixed charges excluding interest expense on deposits (D)                $ 17,009     $ 24,357     $ 14,645     $  8,932     $  4,480
                                                                        --------     --------     --------     --------     --------
                                                                        --------     --------     --------     --------     --------

Rental expense, net (1)                                                 $  2,153     $  3,604     $  3,414     $  2,410     $  1,318
Interest component of rental expense                                         718        1,201        1,138          803          439

Ratio of earnings to fixed charges:
    Including interest on deposits ((A)/(C))                                1.23         1.29         1.44         1.42         1.39
    Excluding interest on deposits ((B)/(D))                                2.50         2.44         3.84         4.76         7.48
--------
(1) Net of building rental income
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